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                                                                     Exhibit 5.1


                                   JONES DAY
                                  North Point
                              901 Lakeside Avenue
                           Cleveland, Ohio 44114-1190

                               December 20, 2004


Oglebay Norton Company
North Point Tower
1001 Lakeside Avenue, 15th Floor
Cleveland, Ohio 44114

   Re: Registration Statement on Form S-1 (Commission No. 333-115513) filed by
       Oglebay Norton Company

Ladies and Gentlemen:

         We have acted as special counsel for Oglebay Norton Company, an Ohio corporation (the "COMPANY"), in connection with the proposed issuance: (i) by the Company of 67,139 subscription rights (the "SUBSCRIPTION RIGHTS") to purchase pursuant to a subscription agreement or other similar form (collectively, the "SUBSCRIPTION AGREEMENTS") from reorganized Oglebay Norton Company ("REORGANIZED OGLEBAY") pursuant to a rights offering (the "RIGHTS OFFERING") to holders of 10% Senior Subordinated Notes due February 1, 2009 who are not parties to the commitment agreement between the Company and the signatories thereto, dated as of February 23, 2004, as amended June 29, 2004, November 15, 2004, November 23, 2004 and December 20, 2004, up to 5,371,120
shares of Series A Convertible Preferred Stock, par value $0.01 per share, of Reorganized Oglebay (the "CONVERTIBLE PREFERRED STOCK"); (ii) on a delayed basis by Reorganized Oglebay of up to 5,371,120 shares of Convertible Preferred Stock issuable upon exercise of the Subscription Rights (the "CONVERTIBLE PREFERRED SHARES"); (iii) from time to time, on a delayed basis by Reorganized Oglebay, of shares of common stock, par value $0.01 per share, of Reorganized Oglebay (the "REORGANIZED COMMON STOCK"), issuable upon conversion of the Convertible Preferred Shares (the "UNDERLYING PREFERRED COMMON SHARES"); (iv) by Reorganized Oglebay of 5,238,688 warrants (the "WARRANTS") exercisable for up to 576,256 shares of Reorganized Common Stock (the "UNDERLYING WARRANT COMMON SHARES"); and
(v) from time to time, on a delayed basis by Reorganized Oglebay, of up to 576,256 Underlying Warrant Common Shares (the Underlying Warrant Common Shares, together with the Warrants, the Subscription Rights, the Convertible Preferred Shares and the Underlying Preferred Common Shares, the "SECURITIES"), in each case as contemplated by the Company's Registration Statement No. 333-115513 on Form S-1 (as may be amended or supplemented, the "REGISTRATION STATEMENT"), to which this opinion has been filed as an exhibit. The Securities, other than the Subscription Rights and the Warrants, may be issued pursuant to Rule 415 under the Securities Act of 1933, as amended (the "SECURITIES ACT").

         In connection with the opinions expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion. Based upon the foregoing and subject to further limitations, qualifications and assumptions set forth herein, we are of the opinion that:
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Oglebay Norton Company
December 20, 2004
Page 2


         1. The Subscription Rights, when issued in accordance with the terms of the Rights Offering as set forth in the Registration Statement, will be validly issued.

         2. The Convertible Preferred Shares, when issued in accordance with the Second Amended and Restated Articles of Incorporation of Reorganized Oglebay (the "CHARTER"), the Subscription Agreements and the terms of the Rights Offering as set forth in the Registration Statement, and upon receipt by Reorganized Oglebay of such lawful consideration therefor having a value not less than the par value thereof as Reorganized Oglebay's board of directors ("DIRECTORS") (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

         3. The Underlying Preferred Common Shares, when issued in accordance with the terms of the Convertible Preferred Shares as set forth in the Charter and upon receipt by Reorganized Oglebay of such lawful consideration therefor having a value not less than the par value thereof as the Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

         4. The issuance of the Warrants pursuant to the Company's Second Amended Joint Plan of Reorganization of Debtors and Debtors in Possession, as confirmed by the United States Bankruptcy Court for the District of Delaware on November 17, 2004 (the "PLAN"), and in accordance with the warrant agent agreement by and between the Company and Wells Fargo Bank, National Association in the form set forth in the Registration Statement (the "AGENT AGREEMENT"), on the terms set forth in the Registration Statement, has been duly authorized and, when the Warrants have been issued pursuant to the Plan and executed and delivered in accordance with the Agent Agreement, they will be valid and binding obligations of Reorganized Oglebay.

         5. The Underlying Warrant Common Shares, when issued in accordance with the terms of the Warrants, the Agent Agreement and the Charter, and as set forth in the Registration Statement, and upon receipt by Reorganized Oglebay of such lawful consideration therefor having a value not less than the par value thereof as the Directors (or a duly authorized committee thereof) may determine, will be validly issued, fully paid and nonassessable.

         In rendering the foregoing opinions, we have assumed that: (i) the Registration Statement, and any amendments thereto, will have become effective;
(ii) a prospectus supplement describing each class of Securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Securities and Exchange Commission (the "COMMISSION"), will be timely filed with the Commission; (iii) the definitive terms of each class of Securities will have been established in accordance with the authorizing resolutions of the Company's or Reorganized Oglebay's Directors (or a duly authorized committee thereof), as applicable, the Charter, the Agent Agreement and applicable law; (iv) the Company or Reorganized Oglebay, as applicable, will issue and deliver the Securities in the manner contemplated by the Registration Statement, the Charter, the Plan, the Agent Agreement and the Subscription Agreement, as applicable, and any Securities, including Convertible Preferred Shares and the Underlying Preferred Common Shares or Underlying Warrant Common Shares issuable upon conversion, exchange, or exercise of any other security,
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Oglebay Norton Company
December 20, 2004
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will have been duly authorized and reserved for issuance from the applicable classes of capital stock of the Company or Reorganized Oglebay, as applicable, in each case within the limits of such classes of capital stock then remaining authorized but unreserved and unissued; (v) the resolutions authorizing the Company or Reorganized Oglebay, as applicable, to issue, offer and sell the Securities as adopted by the Company's Directors or Reorganized Oglebay's Directors (or duly authorized committees thereof), as applicable, will be in full force and effect at all times at which the Securities are offered or sold by the Company or Reorganized Oglebay; (vi) all Securities will be issued in compliance with applicable federal and state securities laws; and (vii) the Plan becomes effective and is consummated.

         With respect to the Convertible Preferred Shares, Underlying Preferred Common Shares and Underlying Warrant Common Shares, we have further assumed that Reorganized Oglebay issues and delivers such shares only after the filing with the Secretary of State of the State of Ohio of the Charter, in a form approved by us, establishing the designations, preferences and rights of the class or series of the Convertible Preferred Stock or Reorganized Common Stock being issued and that the Charter has become effective in accordance with the Ohio Revised Code.

         In rendering the foregoing opinions, we have relied as to certain factual matters upon certificates of officers of the Company, and we have not independently checked or verified the accuracy of the statements contained therein. The opinions expressed herein are limited to the federal securities laws of the United States of America and the laws of the State of Ohio, in each case as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction on the opinions express herein.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to Jones Day under the caption "Legal Matters" in the prospectus constituting a part of such Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                 Very truly yours,

                                 /s/ Jones Day